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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 69                                   Trade Date: 05/27/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/30/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is May 28, 2003


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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFT6              $3,305,000.00              4.00%                 11/15/15                  100%




    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          ----------              -------------------------------
        6/15/03                    Yes                    Yes                           100% 05/15/04
        monthly                                                                    semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer                Other Terms
    ---------------           -------------           -----------          ------------------          -----------
     $3,259,556.25             $45,443.75                $3.00             ABN AMRO Financial
                                                                             Services, Inc.
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